UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2013

SOUTHERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5051 Westheimer Road Houston, Texas (Address of principal executive offices)	77056-5306 (Zip Code)

Registrant's telephone number, including area code: (713) 989-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 11, 2013, Southern Union Company (the “Company”) entered into a Consent Agreement with The Laclede Group, Inc. (“Laclede”), Plaza Massachusetts Acquisition, Inc. (“Plaza”) and Algonquin Power & Utilities Corp. (“APUC”), pursuant to which the Company has agreed to consent to the transactions contemplated by a Stock Purchase Agreement (the “SPA”) among Laclede, Plaza and APUC. Pursuant to the SPA, APUC has agreed to acquire, through its subsidiary Liberty Utilities Co., all of the outstanding shares of Plaza common stock from Laclede. As previously disclosed, on December 14, 2012, the Company entered into a definite purchase and sale agreement (the “NEG PSA”) with Plaza pursuant to which Plaza agreed to acquire the assets of the Company's New England Gas Company operating division (“NEG”).

APUC's acquisition of Plaza is subject to customary closing conditions and is expected to occur immediately prior to the closing of the NEG PSA. The Company's consent to the transactions contemplated by the SPA is subject to the satisfaction or waiver of the conditions to closing contained in the NEG PSA, including the approval of the Massachusetts Department of Public Utilities.

The SPA will terminate automatically if the transactions contemplated thereby have not occurred by October 14, 2013 (the “End Date”), unless the End Date is extended pursuant to the NEG PSA, which requires the prior written consent of the Company. Laclede may also terminate the SPA if (i) APUC has failed to use its reasonable best efforts to obtain governmental consents under the SPA or (ii) as a primary result of any action or inaction of APUC, the approval of the Massachusetts Department of Public Utilities will not likely be obtained on or prior to the End Date as it may be extended. If the SPA is terminated, Laclede will remain obligated, through Plaza, to acquire the assets and liabilities of NEG under the terms and conditions of the NEG PSA.

The Consent Agreement does not impact the previously announced transaction in which Laclede's subsidiary, Plaza Missouri Acquisition, Inc., has agreed to purchase the Company's Missouri Gas Energy division.

The summary of the Consent Agreement in this report does not purport to be complete and is qualified in its entirety by reference to the full text of the Consent Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Forward Looking Statements

Information contained in this Current Report on Form 8-K may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management's control. Such factors include the risk that the anticipated benefits from the above-described transactions cannot be fully realized. An extensive list of factors that can affect future results are discussed in the Company's Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

ITEM 9.01	Financial Statements and Exhibits.

(c) Exhibits. Pursuant to the rules and regulations of the SEC, the Company has filed certain agreements as exhibits to this Current Report on Form 8-K. These agreements may contain representations and warranties by the parties. These representations and warranties have been made solely for the benefit of the other party or parties to such agreements and (i) may have been qualified by disclosure made to such other party or parties, (ii) were made only as of the date of such agreements or such other date(s) as may be specified in such agreements and are subject to more recent developments, which may not be fully reflected in the Company's public disclosure, (iii) may reflect the allocation of risk among the parties to such agreements and (iv) may apply materiality standards different from what may be viewed as material to investors. Accordingly, these representations and warranties may not describe the Company's actual state of affairs at the date hereof and should not be relied upon. See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Exhibit No.	Description
10.1	Consent Agreement, dated as of February 11, 2013, by and among The Laclede Group, Inc., Plaza Massachusetts Acquisition, Inc., Southern Union Company and Algonquin Power & Utilities Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN UNION COMPANY
(Registrant)
Date: February 15, 2013	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President - Assistant General Counsel and Secretary